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                                                                                                                EXHIBIT 11

COMPUTATION OF NET INCOME PER SHARE                                                           MIRAGE RESORTS, INCORPORATED
OF COMMON STOCK
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                                                                       Three Months                     Six Months
                                                              ----------------------------    ----------------------------
For the periods ended June 30                                      1996            1995            1996            1995
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
Weighted-average shares outstanding                            184,414,321     182,285,174     184,109,909     182,224,036
Common stock equivalents                                        13,019,616      10,007,714      12,453,962       9,202,524
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Weighted-average shares outstanding and common stock
  equivalents used in the computation of primary earnings
  per share                                                    197,433,937     192,292,888     196,563,871     191,426,560
Additional common stock equivalents for fully diluted
  calculation                                                    1,937,663         223,356       2,503,317       1,028,546
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Total shares outstanding assuming full dilution                199,371,600     192,516,244     199,067,188     192,455,106
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Net income                                                     $40,599,000     $28,618,000    $105,186,000     $73,494,000

Primary earnings per share                                           $0.21           $0.15           $0.54           $0.38

Fully diluted earnings per share                                     $0.20           $0.15           $0.53           $0.38
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The above share and common stock equivalent data has been adjusted retroactively to give effect to a two-for-one  split of the Registrant's common stock effective June 17, 1996.
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